UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 1, 2010

CurrencyShares® Swiss Franc Trust

Sponsored by Rydex Specialized Products LLC,

d/b/a Rydex Investments

(Exact name of registrant as specified in its charter)

New York	001-32907	20-4686336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9601 Blackwell Road, Suite 500 Rockville, Maryland		20850
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (301) 296-5100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into Material Definitive Agreement.

Effective September 1, 2010, The Bank of New York Mellon, it its capacity as Trustee of the CurrencyShares® Swiss Franc Trust (the “Trust”), and JPMorgan Chase Bank, N.A., London Branch, Depository for the Trust, entered into an amendment of the Trust’s Deposit Account Agreement. The amendment changes the reference rate for the interest that may be paid on deposits of Swiss Francs from the British Bankers Association LIBOR Overnight rate to the Tom-Next Overnight Indexed Swap rate.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is filed herewith:

10.1	Amendment No. 2 to Deposit Account Agreement dated as of September 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURRENCYSHARES® SWISS FRANC TRUST

	By:	Rydex Specialized Products LLC Sponsor of the CurrencyShares® Swiss Franc Trust

September 1, 2010	By:	/s/ Joseph Arruda
Joseph Arruda
Chief Financial Officer